Exhibit 99.1

Deerfield Triarc Capital Corp.

FOR FURTHER INFORMATION:
AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Jonathan Trutter	Georganne Palffy	Leslie Loyet
Chief Executive Officer	General Inquiries	Analyst Inquiries
Telephone: (773) 380-1600	(312) 640-6768	(312) 640-6672

DEERFIELD TRIARC CAPITAL CORP. ANNOUNCES APPOINTMENT OF
NEW CHIEF FINANCIAL OFFICER

CHICAGO, Illinois, March 1, 2006 —Deerfield Triarc Capital Corp. (NYSE: DFR) today announced that Richard Smith has been appointed as chief financial officer of the company effective March 1, 2006, bringing over 20 years of accounting, reporting and compliance expertise in the financial services industry to his position. Smith replaces Robb Armour, who will remain as a consultant during a transition period.

Most recently, Smith was employed by the company’s manager, Deerfield Capital Management, serving as senior vice president of finance. Previously, he had been with JP Morgan Chase & Company, most recently as Director of Accounting and Financial Reporting, and formerly Bank One Corporation for 13 years in various senior accounting and controller management positions, where he created many of the policies regarding financial reporting, compliance, and disclosure. His responsibilities also included oversight of accounting and reporting related to the Treasury activities of a $110 billion portfolio encompassing derivative hedging, investment securities, securitizations and funding instruments.

Prior to joining Bank One, Smith served as Capital Markets Controller and Investment Banking Director of Finance at Michigan National Bank. He holds a Bachelor of Arts from Michigan State University and a Masters in Business Administration from Wayne State University.

In his announcement, Chief Executive Officer Jonathan Trutter commented, “We are extremely pleased to have someone of Rick’s caliber and industry experience joining Deerfield Triarc Capital Corp. His extensive knowledge of the financial services industry, including capital markets transactions, hedging, and securitizations, will further strengthen our management team as we continue to grow our company.”

Robb Armour has resigned as chief financial officer in order to pursue personal interests, but will remain with the company in an advisory role for a transition period through June 30, 2006 in order to facilitate an orderly transition, including the completion of the company’s audited consolidated financial statements for 2005. Gregory H. Sachs, Chairman and CEO of Deerfield Capital Management and a director of the company, commented, “We want to thank Robb for the valuable contributions he has made to our company through our initial growth period, including our initial public offering, and for his assistance in the building of a solid financial infrastructure.”

About Deerfield Triarc Capital Corp.

Deerfield Triarc Capital Corp., formed in 2004 to invest in real estate-related securities and various other asset classes, focuses on providing attractive returns through a combination of dividends and capital appreciation. Management seeks to invest opportunistically in financial assets, constructing a portfolio appropriately leveraged to achieve attractive risk-adjusted returns. In addition, the company may invest in other fixed income related instruments within the core competencies of its manager, Deerfield Capital Management LLC, including investment grade corporate bonds and related derivatives, and government bonds and related derivatives. The company has elected to be taxed, and intends to continue to qualify, as a real estate investment trust, or REIT, for federal income tax purposes.

NOTES TO PRESS RELEASE

The statements in this press release that are not historical facts, including most importantly information concerning possible or assumed future results of operations of Deerfield Triarc Capital Corp. and statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements that address operating performance, events or developments that are expected or anticipated to occur in the future, including statements related to revenue growth, earnings per share growth or statements expressing general optimism about future operating results, are forward-looking statements under the Reform Act. These forward-looking statements are based on our current expectations, speak only as of the date of this press release and are susceptible to a number of risks, uncertainties and other factors. Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.

For those statements, we claim the protection of the safe harbor for forward-looking statements in the Reform Act. Many important factors could affect our future results and could cause them to differ materially from those expressed in the forward-looking statements contained herein. Such factors include general volatility of the securities markets in which we invest and the market price of our common stock; changes in our industry, interest rates, the debt securities markets or the general economy; increased prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities; increased rates of default or decreased recovery rates on our investments; changes in governmental regulations, tax rates and similar matters; our expected financings and investments; availability of investment opportunities in real estate-related and other securities; the degree and nature of our competition; and other risks and uncertainties disclosed from time to time in the company’s filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond the company’s control.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referenced above. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We assume no obligation to update any forward-looking statements after the date of this press release as a result of new information, future events or developments, except as required by federal securities laws. In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.

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